Exhibit 99.j

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) of our reports dated April 28, 2022 relating to the financial statements and financial highlights of Invesco AMT-Free Municipal Income Fund, Invesco California Municipal Fund, Invesco Environmental Focus Municipal Fund, Invesco High Yield Municipal Fund, Invesco Intermediate Term Municipal Income Fund, Invesco Limited Term California Municipal Fund, Invesco Limited Term Municipal Income Fund, Invesco Municipal Income Fund, Invesco New Jersey Municipal Fund, Invesco Pennsylvania Municipal Fund, Invesco Rochester® AMT-Free New York Municipal Fund, Invesco Rochester® Limited Term New York Municipal Fund, Invesco Rochester® Municipal Opportunities Fund, and Invesco Rochester® New York Municipals Fund which appear in AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)’s Annual Report on Form N-CSR for the year ended February 28, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 27, 2022